FILED # C 21922-99

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

[illegible]

Office Use Only

JUL 1 0 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: DIGITAL WORLD CUP INC

2. The articles have been amended as follows (provide article numbers, if available):

(PLEASE SEE ATTACHMENTS). ARTICLE 4 IS AMENDED AS PER ATTACHMENT #1.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 16,728,736.*

4. Officer Signature (Required):

Levine, V.P.
MICHAEL LEVINE, VPACED

SANDY WINICK SECRETARY

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State Form 78.385 PROFIT AMENDMENT
Revised on: 07/01

Attachment Number One to Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF DIGITAL WORLD CUP, INC.

Pursuant to NRS 78.385 and 78.390, Digital World Cup, Inc. ("Company"), effective on July 15, 2002 ("Effective Date), reduces its issued and outstanding shares of common stock, $.001 par value, on a 50 for 1 basis, as provided herein.

1. The number of shares of common stock, $.001 par value, authorized of the Company immediately prior to the Effective Date is 50,000,000. The number of shares of common stock, $.001 par value, authorized of the Company immediately after the Effective Date is 50,000,000. The number of shares of preferred stock, $.001 par value, authorized of the Company immediately prior to the Effective Date is 10,000,000. The number of shares of preferred stock, $.001 par value, authorized of the Company immediately after the Effective Date is 10,000,000.

2. Subject to paragraph 4 below, each fifty (50) shares of common stock, $.001 par value, of the Company issued and outstanding immediately prior to the Effective Date will be reduced to one (1) share of common stock of the Company immediately after the Effective Date. The number of shares of common stock, $.001 par value, issued and outstanding of the Company immediately prior to the Effective Date is 33,022,600. The number of shares of common stock, $.001 par value, issued and outstanding of the Company immediately after the Effective Date is 660,452. No change is made to the par value of common stock.

3. All fractional shares resulting from the change described in paragraph 2 above shall be rounded up to the next whole share of common stock. No money or scrip will be paid to any shareholder for fractional shares.

4. No change or alteration in the preference or any relative or other right of any other class or series of outstanding shares of capital stock of the Company will occur as a result of the change described in paragraph 2 above. A majority of 16,728,736 votes were cast in favor of this action.

5. All common stock of the Company underlying any and all stock options, stock warrants, or other rights or privileges convertible into common stock shall be reduced in proportion to the Reverse Stock Split.

6. The change described herein will be effective on July 15, 2002 and after filing this certificate with the Secretary of State of Nevada.

Executed this the 16th day of June, 2002.

Digital World Cup, Inc.

Howard Klein
President

Michael Levine
Vice President and CEO

Sandy Winick
Secretary.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

FILED # C21922-99
Office Use Only:
OCT 1 4 2002
IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: DIGITAL WORLD CUP INC.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE ONE: THE NAME OF THE CORPORATION SHALL BE MAGNUM d'OR RESOURCES INC
ARTICLE FOUR: THE CORPORATION IS EFFECTING A 1 FOR 300 REVERSE STOCK SPLIT EFFECTIVE OCTOBER 21, 2002 AND AFTER THE FILING AND RECORDING OF THIS CERTIFICATE OF AMENDMENT WITH THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 1,060,000 *

4. Officer Signature (Required):

Levine
MICHAEL LEVINE, VP & CEO

[signature]
SANDY WINICK, SECRETARY

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Attachment Number One to Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
MAGNUM d ' OR RESORCES INC.
Formerly known as Digital World Cup, Inc.

Pursuant to NRS 78.385 and 78.390, Magnum d'Or Resources Inc. ("Company"), effective on October 21, 2002 ("Effective Date), reduces its issued and outstanding shares of common stock, $.001 par value, on a 1 for 300basis, as provided herein.

1. The number of shares of common stock, $.001 par value, authorized of the Company immediately prior to the Effective Date is 50,000,000. The number of shares of common stock, $.001 par value, authorized of the Company immediately after the Effective Date is 50,000,000. The number of shares of preferred stock, $.001 par value, authorized of the Company immediately prior to the Effective Date is 10,000,000. The number of shares of preferred stock, $.001 par value, authorized of the Company immediately after the Effective Date is 10,000,000.

2. Subject to paragraph 4 below, each three hundred (300) shares of common stock, $.001 par value, of the Company issued and outstanding immediately prior to the Effective Date will be reduced to one (1) share of common stock of the Company immediately after the Effective Date. The number of shares of common stock, $.001 par value, issued and outstanding of the Company immediately prior to the Effective Date is 1,810,542. The number of shares of common stock, $.001 par value, issued and outstanding of the Company immediately after the Effective Date is 6,035. No change is made to the par value of common stock.

3. All fractional shares resulting from the change described in paragraph 2 above shall be rounded up to the next whole share of common stock. No money or scrip will be paid to any shareholder for fractional shares.

4. No change or alteration in the preference or any relative or other right of any other class or series of outstanding shares of capital stock of the Company will occur as a result of the change described in paragraph 2 above. A majority of 1,060,003 votes were cast in favor of this action.

5. All common stock of the Company underlying any and all stock options, stock warrants, or other rights or privileges convertible into common stock shall be reduced in proportion to the Reverse Stock Split.

6. The change described herein will be effective on October 21, 2002 and after filing this certificate with the Secretary of State of Nevada.

Executed this the 10th day of October, 2002.

Magnum d' Or Resources Inc, (formerly known as Digital World Cup, Inc.)

Howard Klein
President

Michael Levine
Vice President and CEO

Sandy Winick
Secretary.

C219922-99

FILED
JUN 2 3 2003
Dean Heller
Secretary of State

Attachment Number One to Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

MAGNUM d'OR RESOURCES INC.

Pursuant to NRS 78.385 and 78.390, Magnum d'Or Resources Inc. ("Company"), effective on April 10, 2003 but subject to the filing with the Secretary of State of Nevada ("Effective Date), increases its authorized shares of common stock, $.001 par value to 100,000,000 shares as provided herein.

1). The number of shares of common stock, $.001 par value, authorized of the Company immediately prior to the Effective Date is 60,000,000. The number of shares of common stock, $.001 par value, authorized of the Company immediately after the Effective Date is 100,000,000. The number of shares of preferred stock, $.001 par value, authorized of the Company immediately prior to the Effective Date is 10,000,000. The number of shares of preferred stock, $.001 par value, authorized of the Company immediately after the Effective Date is 10,000,000.

2) The preferred shares of the Company shall have twenty (20) votes per share. The common shares shall have one (1) vote per share.

3) The preferred shares are not convertible into common shares.

4) A majority of 24,145,500 votes were cast by the shareholders in favor of this action.

5). The change described herein will be effective on April 10, 2003 and only after filing this certificate with the Secretary of State of Nevada.

Executed this the 10th day of April, 2003.

Magnum d'Or Resources Inc.

Reno J. Calabrigo
President and Director

Reno A. Calabrigo
Shareholder

Matt Winkler
Secretary and Director

Michael Levine
Shareholder

Mike Ruffolo
Shareholder

Howard Klein
Shareholder

5). The change described herein will be effective on April 10, 2003 and only after filing this certificate with the Secretary of State of Nevada.

Executed this the 10th day of April, 2003.

Magnum d'Or Resources Inc.

Reno J. Calabrigo
President and Director

Reno A. Calabrigo
Shareholder

Janet Winkler
Secretary and Director

Michael Levine
Shareholder

Mike Ruffolo
Shareholder

Howard Klein
Shareholder

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C21922-99

OCT 21 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
MAGNUM D'OR RESOURCES INC.

2. The articles have been amended as follows (provide article numbers, if available):

The Company is increasing its authorized common shares from [illegible] to 200,000,000. , PAR VALUE $.001
110,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090633911-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/24/2009 8:00 AM
	Entity Number C21922-1999

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MAGNUM D'OR RESOURCES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1) The Company proposes to amend its Articles of Incorporation to, inter alia, create a new series of preferred stock of the Corporation, designated as Series B Preferred Stock ("Series B Preferred Stock"). The number of shares constituting such series shall□ initially be forty million (40,000,000) which number may from time to time be change by the Board of Directors of the Corporation.
2) The par value of the Series B Preferred Stock shall be $0.001 par value per share. All shares of Series B Preferred Stock shall be identical with each other in all respects.
3) Therefore, the Amendment to the Articles of Incorporation of the Company shall (i) decrease the number of shares of common stock of the Company to 150,000,000 shares from the current 190,000,000; and (ii) increase the number of preferred stock authorized to 50,000,000 shares from the current 10,000,000 shares □□

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 79%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X JOSEPH J. GLUSIC

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

MAJORITY CONSENT OF SHAREHOLDERS OF MAGNUM D'OR RESOURCES, INC. IN LIEU OF MEETING OF THE SHAREHOLDERS

The undersigned, constituting a majority of the issued and outstanding shares of Magnum D'Or Resources, Inc., a Nevada corporation (the "Company" or the "Corporation"), entitled to vote thereon (the "Shareholders"), hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below:

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, the shareholders have been advised by the Board of Directors (the "Board") of the Corporation that it believes that it is in the best interest of the Corporation and the several shareholders thereof for the Corporation to amend its Articles of Incorporation to, inter alia, create a new series of preferred stock of the Corporation designated as Series B Preferred Stock (the "Series B Preferred Stock Designation"); and

WHEREAS, the Shareholders believe it is in the best interest of the Corporation to authorize and approve the amendment to the Articles of Incorporation, the Series B Preferred Stock Designation and the actions contemplated thereby as proposed by the Board.

NOW, THEREFORE, BE IT RESOLVED, THAT the amendment to the Articles of Incorporation, the Series B Preferred Stock Designation, and the actions contemplated thereby, all as set forth in the resolutions of the Board of August 20, 2009 are hereby authorized and approved.

FINALLY, BE IT RESOLVED FURTHER, THAT the Board of Directors and Officers of the Corporation are hereby authorized and instructed to take whatever action(s) they reasonably deem necessary to effectuate the intent of the above-described resolutions.

IN WITNESS WHEREOF, the undersigned have set forth its hands as of this 20th day of August 2009.

____

Chad Curtis, Shareholder
79% Voting Power

MAGNUM D'OR RESOURCES, INC.
MINUTES OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
August 18, 2009

A Special Meeting of the Board of Directors (the "Board") of Magnum D'Or Resources, Inc. (the "Company") was held on Thursday, August 20, 2009 by telephone conference call. After determining that a quorum of the Board was in attendance, the meeting was called to order at 9:00 AM EST. The following resolutions were adopted at the meeting:

Resolved, that the Board has determined that it is in the best interests of the Company and the shareholders thereof to create a new series of preferred stock of the Company; and further be it

Resolved, that the Company amend the Articles of Incorporation to (i) decrease the number of shares of common stock of the Company authorized to 150,000,000 shares from the current 190,000,000 shares of common stock authorized; and (ii) increase the number of shares of preferred stock authorized to 50,000,000 shares of preferred stock from the current 10,000,000 shares of preferred stock authorized; and further be it

Resolved, that the Company create a new series of preferred stock which shall be designated as 'Series B Preferred Stock' and that 40,000,000 shares of preferred stock be authorized for issuance for said Series B Preferred Stock which shall have all the rights, limitations, exceptions and qualifications as set forth in the Certificate of Designation attached hereto and hereby approved by the Board; and further be it

Resolved, that the proper officers and or directors of the Company are hereby authorized, empowered, and directed, in the name and on behalf of the Company, or otherwise, to execute all such instruments, documents, and certificates, and take all such further and other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable, and proper to effectuate the intent and purpose of the foregoing resolutions; and finally be it

RESOLVED, further, that there being no further business, the meeting was adjourned at approximately 10:00 A.M.

DATED this 20th day of August, 2009.

The undersigned directs that this Consent and Record of Action and any counterparts hereof be hand-delivered to the Secretary of the Corporation at the principal place of business of the Corporation and be filed with the corporate minute book of the Corporation.

BOARD OF DIRECTORS:

Joseph J. Glusic, Chairman	8/20/2009 Date
Michel Boux, Director	8-20-2009 Date